EXHIBIT 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

First Amendment, dated as of October 4, 2019 (this “Amendment”), to the Credit Agreement dated as of May 31, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CARS.COM INC. (the “Borrower”), the SUBSIDIARY GUARANTORS party thereto, the lenders party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent are parties to the Credit Agreement, and the Borrower has requested that the Credit Agreement be amended as set forth herein;

WHEREAS, as permitted by Section 10.02 of the Credit Agreement, the Required Lenders and the Administrative Agent are willing to agree to this Amendment upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

SECTION 1.Defined Terms.  Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement as amended hereby.

SECTION 2.Amendment to the Credit Agreement. Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended as set forth on Exhibit A to this Amendment.  Language being inserted into the applicable section of the Credit Agreement is evidenced by blue double underline formatting. Language being deleted from the applicable section of the Credit Agreement is evidenced by red strike-through formatting.

SECTION 3.Conditions to Effectiveness.  This Amendment shall become effective on October 4, 2019 (the “Effective Date”) upon satisfaction of each of the following conditions:

(a)The Administrative Agent shall have received executed signature pages hereto from the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Required Lenders.

(b)On and as of the Effective Date, after giving effect to this Amendment, (i) each of the representations and warranties set forth in the Credit Agreement and each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), (ii) to the best knowledge of the Borrower, the information included in any Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Amendment is true and correct in all material respects and (iii) no Default or Event of Default shall have occurred and be continuing.  The Borrower’s execution hereof shall be deemed a certification as to the satisfaction of this condition (b).

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(c)The Administrative Agent shall have received all fees required to be paid as separately agreed between the Borrower and the Administrative Agent, and all expenses required to be paid or reimbursed under Section 10.03(a) of the Credit Agreement for which invoices have been received by the Borrower at least two Business Days prior to the Effective Date.

(d) The Administrative Agent shall have received, for the account of each Required Lender party hereto, on the Effective Date, an upfront fee in an amount equal to 0.20% of the sum of such Required Lender’s Term Loan and Revolving Credit Commitment as of the Effective Date.  Such fee will be in all respects fully earned, due and payable on the Effective Date and non-refundable and non-creditable thereafter.

(e)The Administrative Agent shall have received, (i) at least five days prior to the Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least ten days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

SECTION 4.Continuing Effect; No Other Amendments or Consents.

(a)Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect.  The amendment provided for herein is limited to the specific sections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same subsection for any other date or time period. Upon the effectiveness of the amendment set forth herein, each reference in the Credit Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)The Borrower agrees with respect to each Loan Document to which it is a party that all of its obligations and liabilities under such Loan Document shall remain in full force and effect on a continuous basis in accordance with the terms and conditions of such Loan Document after giving effect to this Amendment.

(c)The Borrower and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document.

SECTION 5.Counterparts.  This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile and electronic (e.g., “.pdf”, or “.tif”) transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

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SECTION 6.GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7.WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CARS.COM INC., as Borrower

By:	/s/ Becky Sheehan
	Name:	Becky Sheehan
	Title:	Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

SUBSIDIARY GUARANTORS:

CARS.COM, LLC

By:	/s/ Becky Sheehan
	Name:	Becky Sheehan
	Title:	Chief Financial Officer

DEALERRATER CANADA, LLC

By:	/s/ Becky Sheehan
	Name:	Becky Sheehan
	Title:	Chief Financial Officer

DEALERRATER.COM LLC

By:	/s/ Becky Sheehan
	Name:	Becky Sheehan
	Title:	Chief Financial Officer

DEALER INSPIRE, INC.

By:	/s/ Becky Sheehan
	Name:	Becky Sheehan
	Title:	Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Issuing Lender and as a Lender

By:	/s/ Daniel Luby
	Name:	Daniel Luby
	Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

WELLS FARGO BANK, N.A., as an Issuing Lender and as a Lender

By:	/s/ Michael J. Stein
	Name:	Michael J. Stein
	Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Brian Adams
	Name:	Brian Adams
	Title:	Assistant Vice President

[Signature Page to First Amendment to Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Charlie Trisiripisal
	Name:	Charlie Trisiripisal
	Title:	Duly Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

Citizens Bank, NA, as a Lender

By	/s/ Barrett D. Bencivenga
	Name:	Barrett D. Bencivenga
	Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement]

Fifth Third Bank, as a Lender

By:	/s/ Marisa Lake
	Name:	Marisa Lake
	Title:	Officer

[Signature Page to First Amendment to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Robert G. Stevens
	Name:	Robert G. Stevens
	Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

SUNTRUST BANK, as a Lender

By:	/s/ Cynthia W. Burton
	Name:	Cynthia W. Burton
	Title:	Director

[Signature Page to First Amendment to Credit Agreement]

U.S. Bank National Association, as a Lender

By:	/s/ Christi K. Shaw
	Name:	Christi K. Shaw
	Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

Barclays Bank PLC, as a Lender

By:	/s/ Martin Corrigan
	Name:	Martin Corrigan
	Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

BMO Harris Bank N.A., as a Lender

By:	/s/ L.M. Junior Del Brocco
	Name:	L.M. Junior Del Brocco
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

~~EXECUTION VERSION~~

EXHIBIT A

CREDIT AGREEMENT

dated as of May 31, 2017

among CARS.COM INC.,

The SUBSIDIARY GUARANTORS Party Hereto,

The LENDERS Party Hereto and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A. and WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent and

BANK OF AMERICA, N.A., CAPITAL ONE, N.A., CITIZENS BANK, N.A., FIFTH THIRD BANK, PNC BANK, NATIONAL ASSOCIATION, SUNTRUST BANK and

U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agents

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TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS		1

SECTION 1.01	Defined Terms	1
SECTION 1.02	Terms Generally	~~33~~7
SECTION 1.03	Accounting Terms; GAAP	~~33~~7
SECTION 1.04	Certain Calculations and Tests	~~34~~
SECTION 1.05	Divisions	8

ARTICLE II THE CREDITS		~~35~~8

SECTION 2.01	Term Commitments	~~35~~8
SECTION 2.02	Procedure for Term Loan Borrowing	~~35~~8
SECTION 2.03	Repayment of Term Loans	~~35~~
SECTION 2.04	Revolving Credit Commitments	~~36~~
SECTION 2.05	Loans and Borrowings	~~36~~
SECTION 2.06	Requests for Revolving Credit Borrowings	~~37~~
SECTION 2.07	Letters of Credit	~~38~~
SECTION 2.08	Funding of Borrowings	~~41~~
SECTION 2.09	Interest Elections	~~42~~
SECTION 2.10	Termination and Reduction of the Commitments; Incremental Credit Extensions	~~43~~

SECTION 2.11	Repayment of Revolving Credit Loans; Register; Evidence of Debt; Disqualified Lenders List	~~48~~
SECTION 2.12	Prepayment of Loans.	~~49~~
SECTION 2.13	Fees	~~50~~
SECTION 2.14	Interest	~~51~~
SECTION 2.15	Alternate Rate of Interest	~~52~~
SECTION 2.16	Increased Costs	~~52~~10
SECTION 2.17	Break Funding Payments	~~54~~
SECTION 2.18	Taxes	~~54~~
SECTION 2.19	Payments Generally; Pro Rata Treatment; Sharing of Set offs	~~57~~
SECTION 2.20	Mitigation Obligations; Replacement of Lenders	~~59~~
SECTION 2.21	Defaulting Lenders	~~60~~
SECTION 2.22	MIRE Event	~~61~~
SECTION 2.23	Refinancing Facilities	~~61~~
SECTION 2.24	Extension Amendments	~~63~~

ARTICLE III GUARANTEE		~~66~~

SECTION 3.01	The Guarantee	~~66~~
SECTION 3.02	Obligations Unconditional	~~66~~
SECTION 3.03	Reinstatement	~~67~~
SECTION 3.04	Subrogation	~~67~~
SECTION 3.05	Remedies	~~68~~
SECTION 3.06	Instrument for the Payment of Money	~~68~~
SECTION 3.07	Continuing Guarantee	~~68~~
SECTION 3.08	Rights of Contribution	~~68~~

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ARTICLE VII NEGATIVE COVENANTS		~~83~~

SECTION 7.01	Indebtedness	~~83~~
SECTION 7.02	Liens	~~83~~
SECTION 7.03	Mergers, Consolidations, Etc	~~83~~
SECTION 7.04	Dispositions	~~83~~
SECTION 7.05	Lines of Business	~~83~~
SECTION 7.06	Investments and Acquisitions	~~83~~
SECTION 7.07	Restricted Payments	~~83~~11
SECTION 7.08	Transactions with Affiliates	~~83~~12
SECTION 7.09	Restrictive Agreements	~~83~~
SECTION 7.10	Optional Payments and Modifications of Material Subordinated Debt	~~83~~
SECTION 7.11	Financial Covenants	~~83~~13
SECTION 7.12	Sale-Leasebacks	~~83~~
SECTION 7.13	Changes in Fiscal Periods	~~83~~
SECTION 7.14	Use of Proceeds and Letters of Credit	~~83~~

ARTICLE VIII EVENTS OF DEFAULT		~~83~~

ARTICLE IX THE ADMINISTRATIVE AGENT		~~83~~

ARTICLE X MISCELLANEOUS		~~83~~

SECTION 10.01	Notices	~~83~~
SECTION 10.02	Waivers; Amendments.	~~83~~
SECTION 10.03	Expenses; Indemnity; Damage Waiver	~~83~~
SECTION 10.04	Successors and Assigns; Participations	~~83~~
SECTION 10.05	Survival	~~83~~
SECTION 10.06	Counterparts; Integration; Effectiveness	~~83~~
SECTION 10.07	Severability	~~83~~
SECTION 10.08	Right of Setoff	~~83~~
SECTION 10.09	Governing Law; Jurisdiction; Consent to Service of Process	~~83~~
SECTION 10.10	WAIVER OF JURY TRIAL	~~83~~14
SECTION 10.11	Headings	~~83~~14
SECTION 10.12	Confidentiality	~~83~~14
SECTION 10.13	USA PATRIOT Act	~~83~~15
SECTION 10.14	Collateral Matters; Release of Guarantees and Liens	~~83~~16
SECTION 10.15	No Advisory or Fiduciary Responsibility	~~83~~
SECTION 10.16	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~83~~
SECTION 10.17	Certain ERISA Matters	17
SECTION 10.18	Acknowledgement Regarding any Supported QFCs	17

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whole or in part) prior to using all or a portion of clauses (a) or (b), or combine the use of clause (a), (b) and (c), and, if clause (c) and one or both of clauses (a) and (b) are available at the time of such incurrence and the Borrower does not make an election, the Borrower will be deemed to have elected to use clause (c) first.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any Affiliate of any Lender: (a) commercial credit cards, other commercial cards, purchase cards and merchant card services, (b) stored value cards, (c) treasury management services or other payment services (including, without limitation, electronic payment service, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Cars.com Inc., a Delaware corporation.

“Borrower Materials” has the meaning set forth in Section 6.01.

“Borrower Obligations” means all of the Obligations of the Borrower.

“Borrowing” means (a) all ABR Loans of the same Class made, converted or continued on the same date or (b) all Eurodollar Loans of the same Class that have the same Interest Period.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.06.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that

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Notwithstanding the foregoing, “Consolidated Interest Expense” for (a) the Reference Period ending June 30, 2017, shall equal Consolidated Interest Expense during the period from June 1, 2017 through June 30, 2017 multiplied by 12.0, (b) for the Reference Period ending September 30, 2017, shall equal Consolidated Interest Expense during the period from June 1, 2017 through September 30, 2017 multiplied by 3.0, (c) for the Reference Period ending December 31, 2017, shall equal Consolidated Interest Expense during the period from June 1, 2017 through December 31, 2017 multiplied by 1.714 and (d) for the Reference Period ending March 31, 2018, shall equal Consolidated Interest Expense during the period from June 1, 2017 through March 31, 2018 multiplied by 1.2.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (b) the undistributed earnings of any Subsidiary of the Borrower (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary; provided, further, that neither (x) non-cash asset write-downs, including impairment of goodwill and intangible assets, (y) any equity-based compensation charge or expense, including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity or equity-based incentive programs, nor (z) any non-cash amortization expense relating to the acquisitions of intangible assets before or after the Closing Date shall, in each case, be deducted in the calculation of “Consolidated Net Income”. Notwithstanding the foregoing, the amount of any cash dividends, distributions or other amounts paid by any Unrestricted Subsidiary and received by the Borrower or the Subsidiaries during any such period shall be included, without duplication and (for purposes of calculating the Available Amount pursuant to clause (b) of the definition thereof) subject to clause (b) of the proviso in the immediately preceding sentence, in the calculation of Consolidated Net Income for such period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term  is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning assigned to it in Section 10.18(b).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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(g)leases, subleases, licenses and sub-licenses of the properties of the Borrower or any Subsidiary granted to third parties entered into in the ordinary course of business;

(h)Liens on the property of the Borrower or any Subsidiaries, as a tenant under a lease or sublease entered into in the ordinary course of business by such Person, in favor of the landlord under such lease or sublease, securing the tenant’s performance under such lease or sublease, as such Liens are provided to the landlord under applicable law and not waived by the landlord; and

(i)with respect to any Mortgaged Property, the matters listed as exceptions to title on Schedule B of the Title Policy covering such Mortgaged Property and the matters disclosed in any survey delivered to the Administrative Agent with respect to such Mortgaged Property.

“Permitted Refinancing Increase” means, with respect to the Refinancing of any Indebtedness, an amount equal to (a) any premium and defeasance costs paid, and fees and expenses reasonably incurred, in connection with such Refinancing, (b) any unpaid accrued interest on the Indebtedness being Refinanced, and (c) any existing available commitments unutilized under the Indebtedness being Refinanced.

“Permitted Refinancing Indebtedness” mean any Indebtedness issued in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, defease or refund (collectively,  to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount  (or accreted value, if applicable) of the Indebtedness so Refinanced (plus any Permitted Refinancing Increase in respect of such Refinancing), (b) such Permitted Refinancing Indebtedness shall have  the  same obligors and same guarantees as, and be secured on a pari passu basis with, the Indebtedness so Refinanced (provided that the Permitted Refinancing Indebtedness may be subject to lesser guarantees or be unsecured or the Liens securing the Permitted Refinancing Indebtedness may rank junior to the Liens securing the Indebtedness so Refinanced), (c) the maturity date is later than or equal to, and the weighted average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to, that of the Indebtedness being Refinanced, and (d) if the Indebtedness so Refinanced is subordinated in right of payment to the Obligations, then such Permitted Refinancing Indebtedness, by its terms or by the terms   of any agreement or instrument pursuant to which it is outstanding, is made subordinate in right of payment to the Obligations at least to the extent that the Indebtedness so Refinanced is subordinated to  the Obligations.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning set forth in Section 6.01.

“Prime Rate” means the rate of interest ~~per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City;~~last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). ~~e~~Each change

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in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” or “Pro Forma Effect” means, with respect to any determination of the Consolidated Interest Coverage Ratio, Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio or Consolidated EBITDA (including component definitions thereof), that:

(a)in the case of (A) any Disposition of all or substantially all of the Capital Stock of any Subsidiary or any division and/or product line of the Borrower, any Subsidiary or (B) any designation of a Subsidiary as an Unrestricted Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable Reference Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Permitted Acquisition, Investment and/or designation of an Unrestricted Subsidiary as a Subsidiary described in the definition of the term “Subject Transaction”, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Reference Period with respect to any test or covenant for which the relevant determination is being made,

(b)any retirement or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes) shall be deemed to have occurred as of the first day of the applicable Reference Period with respect to any test or covenant for which the relevant determination is being made,

(c)any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection therewith shall be deemed to have occurred as of the first day of the applicable Reference Period with respect to any test or covenant for which the relevant determination is being made; provided that, (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Reference Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower; and

(d)the acquisition of any asset and/or the amount of Cash or Cash Equivalents, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its subsidiaries, or the Disposition of any asset described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Reference Period with respect to any test or covenant for which such calculation is being made.

Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, for the avoidance of doubt, when calculating the Total Net Leverage Ratio for purposes of the definition of “Applicable Rate” and for purposes of Section 7.11 (other than for the purpose of determining pro forma compliance with Section 7.11 as a condition to taking any action under this

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Agreement), the events described in the immediately preceding paragraph that occurred subsequent to the end of the applicable Reference Period shall not be given pro forma effect.

“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 6.01.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning assigned to it in Section 10.18(a).

“Qualified Keepwell Provider” means in respect of any Hedging Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Hedging Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Hedging Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Dates” means the last day of September, December, March and June in each year, the first of which shall be the last day of the first full fiscal quarter ended after the Closing Date.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or its Subsidiaries.

“Reference Period” means any period of four consecutive fiscal quarters of the Borrower for which financial statements have been or are required to have been delivered.

“Refinancing Amendment” has the meaning set forth in Section 2.23(c).

“Refinancing Equivalent Debt” has the meaning set forth in Section 2.23(a).

“Refinancing  Facilities”  has  the  meaning  set  forth  in  Section  2.23(a).

“Refinancing Facility Lender” has the meaning set forth in Section 2.23(b).

“Refinancing Revolving Credit Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to provide all or any portion of any Refinancing Revolving Credit Facility.

“Refinancing Revolving Credit Facility” has the meaning set forth in Section 2.23(a).

“Refinancing Revolving Credit Loan” means any Loan made pursuant to a Refinancing Revolving Credit Facility.

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“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Transaction” means, with respect to any Reference Period, (a) the Transactions, (b) any Permitted Acquisition or any other acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (and, in any event, including any Investment in (x) any Subsidiary the effect of which is to increase the Borrower’s or any Subsidiary’s respective equity ownership in such Subsidiary or (y) any joint venture for the purpose of increasing the Borrower’s or its relevant Subsidiary’s ownership interest in such joint venture), in each case that is permitted by this Agreement, (c) any Disposition of all or substantially all of the assets or Capital Stock of any subsidiary (or any business unit, line of business or division of the Borrower or any Subsidiary) not prohibited by this Agreement, (d) the designation of a Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as Restricted Subsidiary in accordance with Section 6.12 hereof, (e) any incurrence or repayment of Indebtedness (other than revolving Indebtedness), (f) any capital contribution in respect of Capital Stock (other than Disqualified Stock) or any issuance of such Capital Stock and/or (g) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, (i) with respect to the Borrower or any of its direct or indirect subsidiaries,  references to “Subsidiary” will not include, or be a reference to, any Unrestricted Subsidiary, and (ii) “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantors” means (a) each Subsidiary of the Borrower that is listed under the caption “Subsidiary Guarantors” on the signature pages hereof and (b) each other Subsidiary of the Borrower that shall become a Subsidiary Guarantor pursuant to Section 6.11.

“Subsidiary Joinder Agreement” means a Subsidiary Joinder Agreement substantially in the form of Exhibit C executed and delivered by a Subsidiary that, pursuant to Section 6.11(a), is required to become a “Subsidiary Guarantor” hereunder and a “Securing Party” under the Security Agreement in favor of the Administrative Agent.

“Supported QFC” shall have the meaning assigned to it in Section 10.18(a).

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“Unrestricted Subsidiary” means (a) any subsidiary of the Borrower that is identified on Schedule 4.16 as an Unrestricted Subsidiary, (b) any subsidiary of the Borrower that is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 6.12 subsequent to the Closing Date and (c) any subsidiary of an Unrestricted Subsidiary; provided that (a) except to the extent provided in Section 6.12, no Subsidiary may be designated (or re-designated) as an Unrestricted Subsidiary, (b) notwithstanding anything to the contrary in this Agreement, no Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary and (c) no Person may be designated as an “Unrestricted Subsidiary” if such Person is not an “Unrestricted Subsidiary” or is a “Guarantor” under any agreement, document or instrument evidencing any Incremental Equivalent Debt, any Refinancing Equivalent Debt, any Material Indebtedness, any Material Subordinated Debt or any Permitted Refinancing Indebtedness of any of the foregoing, or has otherwise guaranteed or given assurances of payment or performance under or in respect of any such Indebtedness.

“USA PATRIOT Act” has the meaning set forth in Section 10.13.

“U.S. Special Resolution Regime” shall have the meaning assigned to it in Section 10.18(a)

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires  otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer  to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03 Accounting Terms; GAAP.

(a)Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application

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making of such Restricted Debt Payment, in each case, after giving effect to the relevant Acquisition, Investment, Restricted Payment and/or Restricted Debt Payment on a Pro Forma Basis; provided that if the Borrower has made such an election, then, in connection with the determination of (i) compliance with any financial ratio or test (including, without limitation, Section 7.11 hereof, any Senior Secured Net Leverage Ratio test, any Total Net Leverage Ratio and/or any Consolidated Interest Coverage Ratio test) and/or any cap expressed as a percentage or based on the amount of Consolidated EBITDA and/or any other basket or (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) or the accuracy of representations and warranties, in each case as a condition to the consummation of any transaction in connection with (A) any Limited Condition Transaction (including the assumption or incurrence of Indebtedness) and/or (B) the making of any Restricted Payment or Restricted Debt Payment in each of the foregoing cases on or following the date of such election and prior to (x) in the case of clause (A) of this proviso, the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated and (y) in the case of clause (B) of this proviso, the making of the applicable Restricted Payment or Restricted Debt Payment, each such determination shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction, Restricted Payment or Restricted Debt Payment and other pro forma events in connection therewith (including any incurrence of Indebtedness) have been consummated. For the avoidance of doubt, notwithstanding anything to the contrary in this Section 1.04, the requirements of Section 5.02 are required to be satisfied in connection with any extension of credit except as expressly provided herein.

(b)For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, Section 7.11 hereof, any Consolidated Interest Coverage Ratio, Senior Secured Net Leverage Ratio test and/or any Total Net Leverage Ratio test and/or the amount of Consolidated EBITDA), such financial ratio or test shall be calculated at the time such action is taken (subject to clause (a) above), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after such calculation.

SECTION 1.05 Divisions.   For all purposes under the Loan Documents, in    connection with  any division  or  plan  of  division  under  Delaware  law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original  Person  to the subsequent  Person,  and (b)  if any new Person     comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II

THE CREDITS

SECTION 2.01 Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a “Term Loan”) to the Borrower in Dollars on the Closing Date in an amount equal to the Term Commitment of such Term Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.02 and Section 2.09.

SECTION 2.02 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time (or such later time acceptable to the Administrative Agent)), one Business

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(a)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate or the Adjusted LIBO Rate, as applicable, for such Interest Period; or

(b)the Administrative Agent is advised by the Required Lenders that the LIBO Rate or the Adjusted LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent  notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of  any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted (on the last day of the then-current Interest Period) to, an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.16 Increased Costs.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)subject any Lender or the Issuing Lender to any Taxes (other than (A) Indemnified Taxes indemnifiable under Section 2.18 and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)impose, modify or deem applicable any reserve, special deposit, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended  by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Lender; or

(iii)impose on any Lender or any Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Lender of participating in, issuing, maintaining or creating any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Adequacy, Liquidity Requirements. If any Lender or any Issuing Lender determines that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such

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meaning of the Federal securities laws) with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Bookrunners, Joint Lead Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as either information that is publicly available (or could be derived from publicly available information) or not material information (although it may be confidential, sensitive and proprietary) with respect to such Person or its securities for purposes of Federal securities laws (provided, however, that to the extent such Borrower Materials constitute Information (as such term is defined and used in Section 10.12), they shall be treated as set forth in Section 10.12); (y) all Borrower Materials specifically marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Lender”; and (z) the Administrative Agent, the Joint Bookrunners and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Lender”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

SECTION 6.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)the occurrence of any Default or Event of Default;

(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates, other than disputes in the ordinary course of business or, whether or not in the ordinary of business, if adversely determined could reasonably be expected to result in a Material Adverse Effect

(c)the occurrence of any ERISA Event that, individually or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; ~~and~~

(d)any other development that results in, or could reasonably be expected to result in a Material Adverse Effect.; and

(e)any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 6.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except (other than with respect to the Borrower’s legal existence) where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the

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(n)Investments in Unrestricted Subsidiaries in an aggregate outstanding amount not to exceed the greater of (x) $18,750,000 and (y) 7.5% of Consolidated EBITDA for the most recently ended Reference Period, in each case measured at the time  such Investment is made;

(o)Investments received in compromise or resolution of litigation, arbitration or other disputes;

(p)	endorsements for collection or deposit in the ordinary course of business;

(q)(i) Investments made pursuant to surety bonds, performance bonds, bid bonds, appeal bonds and related letters of credit or similar obligations, in each case, to the extent such surety bonds, performance bonds, bid bonds, substituting appeal bonds, related letters of credit and similar obligations are permitted under this Agreement and (ii) Investments consisting of indemnification obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations or to secure liabilities to insurance carriers under insurance arrangements, or good faith deposits, prepayments or cash payments in connection with bids, tenders, contracts or leases or for payment of rent, in each case entered into in the ordinary course of business; and

(r)in addition to Investments otherwise expressly permitted by this Section 7.06, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost on the date such Investment was made) not to exceed the greater of $62,500,000 and 25.0% of Consolidated EBITDA for the most recently ended Reference Period (measured at the time of such Investment), at any time outstanding during the term of this Agreement.

SECTION 7.07 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a)the Borrower and each Subsidiary may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock;

(b)	the Borrower may make the Closing Date Cash Transfer on the Closing Date;

(c)the purchase, redemption or other acquisition or retirement for value of equity interests of the Borrower held by current officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates or their immediate family members) of the Borrower or any of its Subsidiaries upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the equity interests were issued; provided that the aggregate cash consideration paid therefor after the date hereof in any fiscal year does not exceed an aggregate amount of $3,000,000;

(d)cash payments in lieu of fractional shares or equity interests upon the repurchases of equity interests in connection with the withholding of a portion of the equity interests granted or awarded to a director or an employee of the Borrower to pay for the taxes payable by such director or employee upon such grant or award;

(e)so long as no Event of Default shall have occurred and is continuing or would result therefrom, other Restricted Payments made pursuant to this Section 7.07(e) in an amount not to exceed $~~15,000,000~~25,000,000 in the aggregate;

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(f)the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration thereof or giving of the redemption notice therefor if, at the date of declaration or giving of the redemption notice therefor, such payment or redemption would be permitted under this Section 7.07;

(g)	the Borrower may make Restricted Payments after the Closing Date; provided that,

(i)at the time of any such Restricted Payment and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) after giving effect to any such Restricted Payment on a Pro Forma Basis, the Total Net Leverage Ratio is less than or equal to ~~1.50~~1.75 to 1.00 on the last day of such period; and

(h)the Borrower may make Restricted Payments in an aggregate amount not to exceed the Available Amount, provided that (x) at the time of any such Restricted Payment and immediately after giving effect thereto, no Default or Event of Default shall have occurred and  be continuing and (y) after giving effect to any such Restricted Payment on a Pro Forma Basis, the Borrower is in compliance with the financial covenants set forth in Section 7.11 recomputed as of the last day of such period;

provided that nothing herein shall be deemed to prohibit (x) the payment of dividends by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower or, if applicable, any minority shareholder of such Subsidiary (in accordance with the percentage of the Capital Stock of such Subsidiary owned by such minority shareholder) and (y) repurchases of Capital Stock deemed to occur as a result of the surrender of such Capital Stock for cancellation in connection with the exercise of stock options or warrants.

SECTION 7.08 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s length basis from a Person that is not an Affiliate;

(b)transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate;

(c)	any Investment permitted by Section 7.06;

(d)	any Restricted Payment permitted by Section 7.07;

(e)transactions occurring in connection with the Spin-Off and the transactions contemplated in connection therewith occurring on the Closing Date, in each case as described in the Form 10 filed by the Borrower with the SEC on September 7, 2016, as amended on November 2, 2016 and as further amended on February 3, 2017, April 12, 2017, April 27, 2017 and May 4, 2017;

(f)the payment of reasonable and customary (as determined in good faith by the Borrower) regular fees, compensation, indemnification and other benefits to current, former and future directors of the Borrower or a Subsidiary who are not employees of the Borrower or such

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subordination provisions thereof) and, to the extent the Revolving Credit Commitment Termination Date or the Term Loan Maturity Date (in each case, as determined as of the date of incurrence of such Material Subordinated Debt) is extended pursuant to the terms hereof, payments of principal at scheduled maturity of such Material Subordinated Debt;

(ii)the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Material Subordinated Debt (i) with the net cash proceeds of, or in exchange for, any Permitted Refinancing Indebtedness, (ii) in exchange for, or out of the proceeds of, a substantially concurrent cash or non-cash contribution (within 60 days deemed as substantially concurrent) to the capital of the Borrower or a substantially concurrent offering (with any offering within 60 days deemed as substantially concurrent) of equity interests of the Borrower or (iii) in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such repayment, prepayment, redemption, repurchase, defeasance, acquisition or retirement; and

(iii)Restricted Debt Payments in an aggregate amount not to exceed the Available Amount, provided that (x) at the time of any such Restricted Debt Payment and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and

(y) after giving effect to any such Restricted Debt Payment on a Pro Forma Basis, the Borrower is in compliance with the financial covenants set forth in Section 7.11 recomputed as of the last day of such period.

(b)The Borrower will not amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms (taken as a whole) of any Material Subordinated Debt in any manner materially adverse to the interests of the Administrative Agent or the Lenders.

SECTION 7.11 Financial Covenants.

(a)Total Net Leverage Ratio. The Borrower will not permit the Total Net Leverage Ratio to exceed (i) 4.25 to 1.00, as of the end of each Reference Period ending on or after Closing Date but prior to May 31, 2019 ~~and~~, (ii) 3.75 to 1.00, as of the end of each Reference Period ending on or after May 31, 2019 but prior to December 31, 2019, (iii) 4.50 to 1.00, as of the end of each Reference Period ending on or after December 31, 2019 but prior to June 30, 2020, (iv) 4.25 to 1.00, as of the end of each Reference Period ending on or after June 30, 2020 but prior to March 31, 2021, (v) 4.00 to 1.00, as of the end of each Reference Period ending on or after March 31, 2021 but prior to December 31, 2021 and (vi) 3.75 to 1.00, as of the end of each Reference Period ending on or after December 31, 2021 (such required level of Total Net Leverage Ratio from time to time, the “Required Ratio”). Notwithstanding the foregoing, the then-applicable Required Ratio may be increased to accommodate a Material Permitted Acquisition at the election of the Borrower as designated in the Compliance Certificate or an earlier notice or certificate delivered by the Borrower in connection with such Material Permitted Acquisition; provided, however, that (i) such increase shall not otherwise go into effect until the closing of such Material Permitted Acquisition; (ii) such increase shall only apply for a period of twelve months from and after the closing of such Material Permitted Acquisition and immediately upon the expiration of such twelve month period, the required maximum Total Net Leverage Ratio shall revert to the applicable Required Ratio set forth above for the Reference Period in which such reversion occurs; (iii) in no event shall the maximum Total Net Leverage Ratio after giving effect to any such step-up exceed 4.75 to 1.00; and (iv) the maximum amount that any Total Net Leverage Ratio covenant level may step-up during any Reference Period is 0.50 to 1.00.

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(b)Submission to Jurisdiction. Each ~~Person party~~of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in ~~New York County and of the United States District Court of the Southern District of New York~~the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement ~~and the~~or any other Loan Document~~s~~ or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such ~~New York State or,~~Federal (to the extent permitted by law~~, in such Federal~~) or New York State court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document ~~will prevent~~shall affect any right that the Administrative Agent, any Issuing Lender or any Lender ~~from~~may otherwise have to bring~~ing~~ any action ~~to enforce any award or judgment or exercise any right under the Security Documents or~~or proceeding relating to this Agreement against any ~~Collateral or any other property of any~~ Loan Party ~~in any other forum in which~~or its properties in the courts of any jurisdiction ~~can be established~~.

(c)Waiver of Venue. Each Person party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Service of Process.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12Confidentiality.  Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) solely in connection with the Loan Documents and the

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EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL PARTIES HERETO HEREBY ACKNOWLEDGE AND AGREE THAT THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE,

NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER

MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, any Joint Bookrunner or Joint Lead Arranger (collectively, the “Agent Parties”) or any of their respective Related Parties or the Loan Parties or their Subsidiaries have any liability to (as applicable) the Borrower, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service or through the Internet, Intralinks or other similar electronic information transmission system, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment of a court to have resulted from the gross negligence or willful misconduct of such Agent Party or the Borrower, as applicable; provided, however, that in no event shall any Agent Party or any of their respective Related Parties or the Borrower have any liability to (as applicable) the Loan Parties or their Subsidiaries, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) in connection with the foregoing.

SECTION 10.13USA PATRIOT Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”) (including the Beneficial Ownership Regulation), such Lender may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such

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Lender to identify the Borrower in accordance with said Act, and the Borrower agrees to provide any such information reasonably so requested.

SECTION 10.14Collateral Matters; Release of Guarantees and Liens.

(a)Collateral Matters.  Each Lender authorizes and directs the Administrative Agent to enter into the Security Documents and any intercreditor agreement contemplated by this Agreement on behalf of and for the benefit of the Lenders and the other Secured Parties named therein and agrees to be bound by the terms of each Security Document and any intercreditor agreement. Each Lender hereby agrees, and each holder of any note executed and delivered pursuant to Section 2.11(e) and each other Secured Party by the acceptance thereof will be deemed to agree that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Notwithstanding anything to the contrary contained in any of the Loan Documents, the Administrative Agent and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty or take any other action under any Loan Document, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms hereof and thereof.  No Specified Hedging Agreement will create (or be deemed to create) in favor of any counterparty that is a party to such Specified Hedging Agreement any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party except as expressly provided in this Agreement or any Security Document. By accepting the benefits of the Collateral, each counterparty pursuant to a Specified Hedging Agreement, as applicable, shall be deemed to have appointed the Administrative Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party.

(b)Release of Guarantees and Liens. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as  expressly required by Section 10.02) to take any action requested by the Borrower having the effect of releasing any Collateral or Guaranteed Obligations or subordinating any Lien in favor of the Administrative Agent in order to comply with any permitted restriction in connection with a Lien permitted under Section 7.02 (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.02 or (ii) under the circumstances in clause (c) below. The Lenders hereby confirm the Administrative Agent’s authority to release or subordinate its Lien on particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section and the terms of the Guaranty. In each case as specified in this Section, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the subordination of such Lien, release of such item of Collateral from the assignment and security interest granted under the Security Documents, or to release such Subsidiary Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section and subject to receipt by the Administrative Agent of a certification of the Borrower as to such release or subordination being permitted pursuant to the terms of this Agreement or any other Loan Document (and the Administrative Agent may rely conclusively on such certification without further inquiry); provided that (x) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose it to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Guaranteed Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary Guarantor in respect of)

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arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 10.17Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or the Subsidiary Guarantors, that at least one of the following is and will continue to be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit or the Commitments,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to  such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the

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Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied, and will continue to be satisfied, with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or the Subsidiary Guarantors, that none of the Administrative Agent or the Joint Lead Arrangers is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 10.18Acknowledgement Regarding any Supported QFCs.

(a)To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States of America or any other state of the United States of America); and

(b)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States of America or a state of the United States of America. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States of America or a state of the United States of America. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting

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Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature pages follow]

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